SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

September 24, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620










ITEM 5.  OTHER MATERIAL MATTERS



Reference:  Forms 8-K dated June 26, 1998 and August 24, 1998


E & J Properties, Ltd., a California Limited Partnership, ("Seller"), and the AKT Development Corporation ("Buyer"), pursuant to the sales agreement previously entered into regarding the approxiamately 56 acres of its real estate holdings in Sacramento, California, have agreed to extend the closing dated from September 24, 1998 to October 19, 1998. On September 18, 1998, a Phase I Environmental Site Assessment was completed. The Assessment indicated the need to remove various domestic debris and waste fluids/materials from the property. The purpose for the extension is to allow Seller time to remove the debris and mateials from the property. Such removal, together with the cost of the assessment and re-assessment related thereto, is estimated to cost Seller no more than $10,000.00.

At this time Buyer has given no incation that the escrow will not close in a timely manner if Seller completes the removal of the debris and materials before the extended closing date.



SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.



Date: September 24, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership


By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner